Exhibit 10.43

NOTICE OF CONFIDENTIALITY RIGHTS:  IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS:  YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

A CARBON, PHOTOGRAPHIC, FACSIMILE, OR OTHER REPRODUCTION OF THIS INSTRUMENT IS SUFFICIENT AS A FINANCING STATEMENT.

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS, SECURES PAYMENT OF FUTURE ADVANCES, AND COVERS PROCEEDS OF COLLATERAL.

A POWER OF SALE HAS BEEN GRANTED IN THIS INSTRUMENT.  A POWER OF SALE MAY ALLOW TRUSTEE OR MORTGAGEE TO TAKE THE COLLATERAL AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY MORTGAGOR UNDER THIS INSTRUMENT.

DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING
(TEXAS)

by and from

GLOBAL GEOPHYSICAL SERVICES, INC., a Delaware corporation,

(Mortgagor, Debtor and Grantor)

to

Aaron Roffwarg, an individual, as Trustee, “Trustee”

for the benefit of

BANK OF AMERICA, N.A., as Administrative Agent,

(Mortgagee, Beneficiary and Grantee)

dated as of April 30, 2010

County:	Fort Bend
State:	Texas

THIS INSTRUMENT IS A DEED OF TRUST AND A FIXTURE FILING AND SHOULD BE FILED FOR RECORD IN THE RECORDS WHERE DEEDS OF TRUST ON REAL ESTATE ARE RECORDED.  THIS INSTRUMENT SHOULD BE APPROPRIATELY INDEXED, NOT ONLY AS A DEED OF TRUST, BUT ALSO AS A FINANCING STATEMENT COVERING GOODS THAT ARE OR ARE TO BECOME FIXTURES ON THE REAL PROPERTY DESCRIBED HEREIN.

PREPARED BY:

Bracewell & Giuliani LLP
711 Louisiana, Suite 2300
Houston, Texas 77002
Attention:  Heather Brown

RECORDING REQUESTED BY AND WHEN RECORDED, RETURN TO:

Bracewell & Giuliani LLP
711 Louisiana, Suite 2300
Houston, Texas 77002
Attention:  Brandie Martin

DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING (TEXAS)

THIS DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING (TEXAS) (this “Deed of Trust”) is dated as of the 30th day of April, 2010, by and from GLOBAL GEOPHYSICAL SERVICES, INC., a Delaware corporation (“Mortgagor”), whose address is 13927 South Gessner Road, Missouri City, TX 77489, to Aaron Roffwarg, an individual, as trustee (“Trustee”), whose address is 711 Louisiana, Suite 2300, Houston, TX 77002, for the benefit of Bank of America, N.A., as Administrative Agent (“Mortgagee”), for the holders of the Secured Obligations (as defined below), having an address at Agency Management, 901 Main Street, 14th Floor, Dallas, Texas 75202-3714.

ARTICLE I
Definitions

All capitalized terms used herein without definition shall have the respective meanings ascribed to them in that certain Credit Agreement dated as of April 30, 2010, among GLOBAL GEOPHYSICAL SERVICES, INC. (the “Borrower”), the financial institutions from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), Swing Line Lender and L/C Issuer (as amended, amended and restated, supplemented, extended,  or otherwise modified from time to time, the “Credit Agreement”).  As used in this Deed of Trust, the following terms shall have the following meanings:

1.1                                 “Cash Collateral Accounts” means any deposit account with Mortgagee which is designated, maintained, and under the control of Mortgagee and over which Mortgagee has a security interest, and which has been established pursuant to the provisions of this Deed of Trust for the purposes described in this Deed of Trust, including for collecting, holding, disbursing, or applying certain funds, all in accordance with this Deed of Trust.

1.2                                 “Event of Default” shall have the meaning set forth in Article IV hereof.

1.3                                 “Indemnified Party” means the Mortgagee (and any sub-agent thereof), the Trustee, each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons.

1.4                                 “Mortgaged Property”:  All of Mortgagor’s present and future right, title and interest in and to (1) the fee interest in the real property described in Exhibit A attached hereto and incorporated herein by this reference, together with any greater estate therein as hereafter may be acquired by Mortgagor (the “Land”), (2) all improvements now owned or hereafter acquired by Mortgagor, now or at any time situated, placed or constructed upon the Land (the “Improvements”; the Land and Improvements are collectively referred to as the “Premises”), (3) all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Mortgagor and now or hereafter attached to, installed in or used in connection with any of the Improvements or the Land, and water, gas, electrical, telephone, storm and sanitary sewer facilities and all other utilities whether or not situated in easements (the “Fixtures”), (4) all goods, accounts, general intangibles, instruments, documents, chattel paper and all other personal property of any kind or character, including such items of personal property as defined in the UCC (defined below), now owned or hereafter acquired by Mortgagor and now or hereafter affixed to, placed upon, used in connection with, arising from or otherwise related to the Premises (the “Personalty”), (5) all reserves, escrows or impounds required under the Credit Agreement and all deposit accounts maintained by Mortgagor with respect to the Mortgaged Property (the “Deposit Accounts”), (6) all leases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant to any Person a possessory interest in, or the right to use, all or any part of the Mortgaged Property, together with all related security and other deposits (the “Leases”), (7) all of the rents, revenues, royalties, income, proceeds, profits, security and other types of deposits, and other benefits paid or payable by parties to the Leases for using, leasing, licensing, possessing, operating from, residing in, selling or otherwise enjoying the Mortgaged Property (the “Rents”), (8) all other agreements, such as construction contracts, architects’ agreements, engineers’ contracts, utility contracts, maintenance agreements, management agreements, service contracts, listing agreements, guaranties, warranties, permits, licenses, certificates and entitlements in any way relating to the construction, use, occupancy, operation, maintenance, enjoyment or ownership of the Mortgaged Property (the “Property Agreements”), (9) all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing, (10) all property tax refunds (the “Tax Refunds”), (11) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof, howsoever arising, including from the collection, sale, lease, exchange, assignment, licensing or other disposition of such property, and all claims of Mortgagor against third parties for loss, damage or impairment of value of such property the (“Proceeds”), (12) all insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Mortgagor (the “Insurance”), and (13) all awards, damages, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to the Land, Improvements, Fixtures or Personalty (the “Condemnation Awards”).  As used in this Deed of Trust, the term “Mortgaged Property” shall mean all or, where the context permits or requires, any portion of the above or any interest therein.

1.5                                 “Permitted Liens”:  Liens permitted by the Credit Agreement.

1.6                                 “Secured Obligations”:  means (without duplication):

(a)                                  the Obligations; and

(b)                                 any increases, extensions, renewals, replacements, and rearrangements of the foregoing obligations under any amendments, supplements, and other modifications of the agreements creating the foregoing obligations, in each case, whether direct or indirect, absolute or contingent.

1.7                                 “UCC”:  The Uniform Commercial Code of Texas or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than Texas, then, as to the matter in question, the Uniform Commercial Code in effect in that state.

ARTICLE II
Grant

2.1                                 Grant.  To secure the full and timely payment and performance of the Secured Obligations, Mortgagor GRANTS, BARGAINS, ASSIGNS, SELLS and CONVEYS, to Trustee the Mortgaged Property, subject, however, to the Permitted Liens, TO HAVE AND TO HOLD the Mortgaged Property, IN TRUST FOR MORTGAGEE, WITH POWER OF SALE, and Mortgagor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Trustee, against anyone claiming by, though or under Mortgagor, but not otherwise.

2.2                                 Revolving Credit and Future Advances.  It is contemplated and acknowledged that the Secured Obligations may include revolving credit loans and advances from time to time, and that this Deed of Trust shall have effect as of the date hereof to secure all Secured Obligations, regardless of whether any amounts are advanced on the date hereof or on a later date or, whether having been advanced, are later repaid in part or in whole and further advances made at a later date. This Deed of Trust secures all future advances and obligations constituting Secured Obligations.

2.3                                 Mortgagor Remains Liable.  The granting of the liens, security interests, and assignments and the exercise by Trustee or Mortgagee of its rights hereunder shall not release Mortgagor from any obligations nor cause Trustee or Mortgagee to assume any obligations with respect to the Mortgaged Property.

ARTICLE III
Warranties, Representations and Covenants

Mortgagor warrants, represents and covenants to Mortgagee as follows:

3.1                                 Incorporation of Representations and Warranties from Credit Agreement.  The representations and warranties contained in Article V of the Credit Agreement are hereby confirmed and restated, each such representation and warranty, together with all related definitions and ancillary provisions, being hereby incorporated into this Deed of Trust by reference as though specifically set forth in this Section, subject to the limitations thereon as set forth in the Credit Agreement.

3.2                                 Title to Mortgaged Property; Lien of this Instrument; Filings.  Mortgagor owns the Mortgaged Property free and clear of any liens, claims or interests, except the Permitted Liens and the matters described in Exhibit B attached hereto and incorporated by this reference.  This Deed of Trust creates valid, enforceable first priority liens and security interests against the Mortgaged Property, and the recording of this Deed of Trust in the real property records of Fort Bend County, Texas is the only recording or filing necessary to create a valid mortgage lien that is effective against third parties and recognized in bankruptcy on the Land.  Except for such recording and the recording described in Section 6.2, there are no recordings or filings with, or authorizations, consents, approvals, licenses, permits, privileges, or other rights granted by, any governmental authorities required to be held by Mortgagee or Mortgagor in connection with the execution and delivery of this Deed of Trust, the performance of this Deed of Trust, or the exercise of rights and remedies under this Deed of Trust.

3.3                                 First Lien Status.  Mortgagor shall preserve and protect the first lien and security interest status of this Deed of Trust and the other Loan Documents.  If any lien or security interest other than the Permitted Liens is asserted against the Mortgaged Property, Mortgagor shall promptly, and at its expense, (a) give Mortgagee a detailed written notice of such lien or security interest (including origin, amount and other terms), and (b) pay the underlying claim in full or take such other action so as to cause it to be released or contest the same in compliance with the requirements of the Credit Agreement (including the requirement of providing a bond or other security satisfactory to Mortgagee).  If the proceeds of the Secured Obligations are used to pay any indebtedness secured by prior liens, Mortgagee is subrogated to all of the rights and liens of the holders of such indebtedness.

3.4                                 Payment and Performance.  Mortgagor covenants that it shall timely pay and perform the Secured Obligations.

3.5                                 Replacement of Fixtures and Personalty.  Mortgagor shall not, without the prior written consent of Mortgagee, not to be unreasonably withheld, permit any of the Fixtures or Personalty owned or leased by Mortgagor to be removed at any time from the Land or Improvements, unless such item is removed in the ordinary course of Mortgagor’s business or the removed item is removed temporarily for maintenance and repair or, if removed permanently, is permitted to be removed by the Credit Agreement, or is obsolete and is replaced by an article of equal or better suitability and value, owned by Mortgagor subject to the liens and security interests of this Deed of Trust and the other Loan Documents, and free and clear of any other lien or security interest except such as may be permitted under the Credit Agreement or first approved in writing by Mortgagee.

3.6                                 Other Covenants.  Mortgagor agrees to comply with all the covenants, both affirmative and negative, in the Credit Agreement, and each such covenant is hereby incorporated by reference as if fully set forth herein.

3.7                                 Condemnation Awards and Insurance.

(a)                                  Condemnation Awards.  Mortgagor collaterally assigns all awards and compensation to which it is entitled for any condemnation or other taking of the Mortgaged Property, or any purchase in lieu thereof, to Mortgagee, and, upon the occurrence and continuance of an Event of Default, Mortgagee may receive such monies.

(b)                                 Further Acts.  Mortgagor covenants that Mortgagor shall execute and deliver such other and further instruments, and shall do such other and further acts as in the reasonable opinion of Mortgagee may be necessary to carry out more effectively the purposes of this Deed of Trust, including without limiting the generality of the foregoing, (i) prompt correction of any defect in the execution or acknowledgment of this Deed of Trust, any written instrument comprising part or all of the Secured Obligations, or any other document executed and delivered in connection herewith; (ii) prompt correction of any defect which may hereafter be discovered in the title to the Mortgaged Property, to the extent such defect would cause any representation and warranty made herein, if deemed repeated at such time, to not be true and correct; and (iii) prompt payment when due and owing of all taxes, assessments and governmental charges imposed on this Deed of Trust.

(c)                                  Maintenance of Lien and Security Interest.  Mortgagor covenants that Mortgagor shall maintain and preserve the Lien and security interest herein created as a valid first priority security interest on the Mortgaged Property, subject only to Permitted Liens, until the Liens created hereby are, or Mortgagor is, as the case may be, released by the applicable provisions of Section 8.4.

(d)                                 Change of Address.  Mortgagor shall immediately notify Mortgagee of any discontinuance of or change in the address of Mortgagor’s chief executive office or office where it keeps records concerning accounts, contract rights and general intangibles.

(e)                                  Insurance.  To the extent that insurance is carried by a third party operator on behalf of Mortgagor, upon request by Mortgagee, Mortgagor shall obtain and provide Mortgagee with copies of certificates of insurance showing Mortgagor as a named insured.  To the extent not prohibited by the terms of such insurance or any agreement with such third party operator (unless otherwise consented by such operator, which consent Mortgagor will use commercially reasonable efforts to obtain if requested by Mortgagee), and to the extent related coverage is not terminated or the benefits available thereunder are not otherwise prejudiced or impaired, Mortgagor hereby collaterally assigns to Mortgagee any and all monies that may become payable under any such policies of insurance by reason of damage, loss or destruction of any of the Mortgaged Property and, upon the occurrence and continuance of an Event of Default, Mortgagee may receive such monies.

ARTICLE IV
Default and Foreclosure

4.1                                 Events of Default.  An Event of Default under the terms of the Credit Agreement shall constitute an “Event of Default” under this Deed of Trust.

4.2                                 Remedies.  If an Event of Default exists, Mortgagee may, at Mortgagee’s election, and in its own name or through Trustee or otherwise (all further references in this Section 4, to Mortgagee shall be deemed to refer to Mortgagee or Trustee acting on behalf of Mortgagee), exercise any or all of the following rights, remedies and recourses:

(a)                                  Acceleration.  Declare the Secured Obligations to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Mortgagor), whereupon the same shall become immediately due and payable.

(b)                                 Entry on Mortgaged Property.  Enter the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto or located thereon.  If Mortgagor remains in possession of the Mortgaged Property after an Event of Default and without Mortgagee’s prior written consent, Mortgagee may invoke any legal remedies to dispossess Mortgagor.

(c)                                  Operation of Mortgaged Property.  Hold, lease, develop, manage, operate or otherwise use the Mortgaged Property upon such terms and conditions as Mortgagee may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Mortgagee deems necessary or desirable), and apply all Rents and other amounts collected by Mortgagee in connection therewith in accordance with the provisions of Section 4.8.

(d)                                 Foreclosure and Sale.  Sell or offer for sale the Mortgaged Property in such portions, order and parcels as Mortgagee may determine, with or without having first taken possession of the same, to the highest bidder for cash at public auction in accordance with the provisions of Section 51.002 of the Texas Property Code, as now or hereafter amended, or in any other manner permitted by the laws of the State of Texas.  Any such sale conducted pursuant to this Section 4.2(d) shall be made in accordance with such laws of the State of Texas relating to the sale of real estate or by the provisions of the UCC relating to the sale of collateral after default by a debtor (as such laws now exist or may be hereafter amended or succeeded), or by any other present or subsequent articles or enactments relating to the same.  With respect to any notices required or permitted under the UCC, Mortgagor agrees that ten days prior written notice shall be deemed commercially reasonable.  At any such sale whether made under the power herein contained, the UCC, any other legal requirement or by virtue of any judicial proceedings or any other legal right, remedy or recourse, (1) it shall not be necessary for Mortgagee to be physically present at or to have constructive possession of the Mortgaged Property (Mortgagor shall deliver to Mortgagee any portion of the Mortgaged Property not actually or constructively possessed by Mortgagee immediately upon demand by Mortgagee), and the title to and right of possession of any such property shall pass to the purchaser thereof as completely as if Mortgagee had been actually present and delivered to such purchaser at such sale, (2) each instrument of conveyance executed by Mortgagee shall contain a special warranty of title, binding upon Mortgagor, (3) each recital contained in any instrument of conveyance made by Mortgagee shall prima facially establish the truth and accuracy of the matters recited therein, including, without limitation, nonpayment of the Secured Obligations, advertisement and conduct of such sale in the manner provided herein and otherwise by law, and appointment of any successor Mortgagee hereunder, (4) any prerequisites to the validity of such sale shall be prima facially presumed to have been performed, (5) the receipt by Mortgagee or other party making the sale of the purchase money shall be a sufficient discharge to the purchaser or purchasers for its or their purchase money and no such purchaser or purchasers, or its or their assigns or personal representatives, shall thereafter be obligated to see to the application of such purchase money or be in any way answerable for any loss, misapplication or non-application thereof, and (6) to the fullest extent permitted by law, Mortgagor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Mortgagor, and against all other Persons claiming or to claim the property sold or any part thereof, by, through or under Mortgagor.  Mortgagee may be a purchaser at such sale and if Mortgagee is the highest bidder, Mortgagee may credit the portion of the purchase price that would be distributed to Mortgagee against the Secured Obligations in lieu of paying cash.

(e)                                  Receiver.  Make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Mortgagor or regard to the adequacy of the Mortgaged Property for the repayment of the Secured Obligations, the appointment of a receiver of the Mortgaged Property, and Mortgagor irrevocably consents to such appointment.  Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of Section 4.8.

(f)                                    Other.  Exercise all other rights, remedies and recourses granted under the Loan Documents or otherwise available at law or in equity.

4.3                                 Separate Sales.  The Mortgaged Property may be sold in one or more parcels and in such manner and order as Mortgagee, in its sole discretion, may elect; the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.  Supplementing Section 4.2 hereof, Mortgagee may choose to dispose of some or all of the Mortgaged Property which consists solely of real property in any manner then permitted by applicable law.  In its discretion, Mortgagee may also or alternatively choose to dispose of some or all of the Mortgaged Property, in any combination consisting of both real and personal property, together in one sale to be held in accordance with the law and procedures applicable to real property, as permitted by Section 9.604 of the Texas Uniform Commercial Code.  Mortgagor agrees that such a sale of personal property together with real property constitutes a commercially reasonable sale of personal property.

4.4                                 Remedies Cumulative, Concurrent and Nonexclusive.  Mortgagee shall have all rights, remedies and recourses granted in the Loan Documents and available at law or equity (including the UCC), which rights (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Mortgagor or others obligated under the Loan Documents, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Mortgagee, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive.  No action by Mortgagee in the enforcement of any rights, remedies or recourses under the Loan Documents or otherwise at law or equity shall be deemed to cure any Event of Default.

4.5                                 Release of and Resort to Collateral.  Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interest created in or evidenced by the Loan Documents or their status as a first and prior lien and security interest in and to the Mortgaged Property.  For payment of the Secured Obligations, Mortgagee may resort to any other security in such order and manner as Mortgagee may elect.

4.6                                 Waiver of Redemption, Notice and Marshalling of Assets.  To the fullest extent permitted by law, Mortgagor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Mortgagor by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any stay of execution, exemption from civil process, redemption or extension of time for payment, (b) all notices of any Event of Default or of any election by Mortgagee to exercise or the actual exercise of any right, remedy or recourse provided for under the Loan Documents except as otherwise set forth in this Deed of Trust, and (c) any right to a marshalling of assets or a sale in inverse order of alienation.

4.7                                 Discontinuance of Proceedings.  If Mortgagee shall have proceeded to invoke any right, remedy or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon it for any reason, Mortgagee shall have the unqualified right to do so and, in such an event, Mortgagor and Mortgagee shall be restored to their former positions with respect to the Secured Obligations, the Loan Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Mortgagee shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Mortgagee thereafter to exercise any right, remedy or recourse under the Loan Documents for such Event of Default.

4.8                                 Application of Proceeds.  The proceeds of any sale of the Mortgaged Property or any part thereof, after the occurrence and during the continuance of an Event of Default, whether under the power of sale herein granted and conferred or by virtue of judicial proceedings, may be, at the reasonable discretion of the Mortgagee (i) held by the Mortgagee in one or more Cash Collateral Accounts as cash collateral for the Secured Obligations or (ii) applied to the Secured Obligations in the order set forth in Section 8.03 of the Credit Agreement.  Any surplus cash collateral or cash proceeds held by Mortgagee after payment in full of the Secured Obligations shall be paid over to Mortgagor or to whomever may be lawfully entitled to receive such surplus.

4.9                                 Occupancy After Foreclosure.  Any sale of the Mortgaged Property or any part thereof in accordance with Section 4.2(d) will divest all right, title and interest of Mortgagor in and to the property sold.  Subject to applicable law, any purchaser at a foreclosure sale will receive immediate possession of the property purchased.  If Mortgagor retains possession of such property or any part thereof subsequent to such sale, Mortgagor will be considered a tenant at sufferance of the purchaser, and will, if Mortgagor remains in possession after demand to remove, be subject to eviction and removal, forcible or otherwise, with or without process of law.

4.10                           No Mortgagee in Possession.  Neither the granting of the liens, security interests, and assignments hereunder, including the assignment of Rents and Leases under Article 5 and the granting of security interests under Article 6, nor the enforcement of any of the remedies under this Article 4 or any other remedies afforded to Mortgagee under the Loan Documents, at law or in equity, shall cause Mortgagee to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Mortgagee to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

4.11                           Costs and Expenses.  All costs or expenses (including reasonable attorneys’ fees) incurred by Mortgagee (either by it directly or on its behalf by the Trustee or by any receiver appointed hereunder in accordance herewith) in protecting and enforcing its rights hereunder shall constitute part of the Secured Obligations and be secured by this Deed of Trust.  All amounts due under this Section 4.11 shall be payable no later than 10 Business Days after demand therefor.

ARTICLE V
Assignment of Rents and Leases

5.1                                 Assignment.  In furtherance of and in addition to the assignment made by Mortgagor in Section 2.1 of this Deed of Trust, Mortgagor hereby absolutely and unconditionally assigns, sells transfers and conveys to Trustee (for the benefit of Mortgagee) and to Mortgagee all of its right, title and interest in and to all Leases, whether now existing or hereafter entered into, and all of its right, title and interest in and to all Rents.  This assignment is an absolute assignment and not an assignment for additional security only.  So long as no Event of Default shall have occurred and be continuing, Mortgagor shall have a revocable license from Trustee and Mortgagee to exercise all rights extended to the landlord under the Leases, including the right to receive and collect all Rents and to hold the Rents in trust for use in the payment and performance of the Secured Obligations and to otherwise use the same.  The foregoing license is granted subject to the conditional limitation that no Event of Default shall have occurred and be continuing.  Upon the occurrence and during the continuance of an Event of Default, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the Secured Obligations or solvency of Mortgagor, the license herein granted shall automatically expire and terminate, without notice to Mortgagor by Trustee or Mortgagee (any such notice being hereby expressly waived by Mortgagor to the extent permitted by applicable law).

5.2                                 Perfection Upon Recordation.  Mortgagor acknowledges that Mortgagee and Trustee have taken all actions necessary to obtain, and that upon recordation of this Deed of Trust Mortgagee and Trustee shall have, to the extent permitted under applicable law, a valid and fully perfected, first priority, present assignment of the Rents arising out of the Leases and all security for such Leases.  Mortgagor acknowledges and agrees that upon recordation of this Deed of Trust Trustee’s and Mortgagee’s interest in the Rents shall be deemed to be fully perfected, “choate” and enforced as to Mortgagor and to the extent permitted under applicable law, all third parties, including, without limitation, any subsequently appointed trustee in any case under Title 11 of the United States Code (the “Bankruptcy Code”), without the necessity of commencing a foreclosure action with respect to this Deed of Trust, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.

5.3                                 Bankruptcy Provisions.  Without limitation of the absolute nature of the assignment of the Rents hereunder, Mortgagor, Trustee and Mortgagee agree that (a) this Deed of Trust shall constitute a “security agreement” for purposes of Section 552(b) of the Bankruptcy Code, (b) the security interest created by this Deed of Trust extends to property of Mortgagor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents and

(c) such security interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy.

5.4                                 No Merger of Estates.  So long as part of the Secured Obligations secured hereby remain unpaid and undischarged, the fee and leasehold estates to the Mortgaged Property shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Mortgagor, Mortgagee, any tenant or any third party by purchase or otherwise.

ARTICLE VI
Security Agreement

6.1                                 Security Interest.  This Deed of Trust constitutes a “security agreement” on personal property within the meaning of the UCC and other applicable law and with respect to the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards.  To this end, Mortgagor grants to Mortgagee a first and prior security interest in the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance, Condemnation Awards and all other Mortgaged Property which is personal property to secure the payment and performance of the Secured Obligations, and agrees that Mortgagee shall have all the rights and remedies of a secured party under the UCC with respect to such property.  Any notice of sale, disposition or other intended action by Mortgagee with respect to the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards sent to Mortgagor at least ten days prior to any action under the UCC shall constitute reasonable notice to Mortgagor.

6.2                                 Financing Statements.  The true and correct name of Mortgagor as listed in its organizational documents is the name specified on the signature page of this Deed of Trust.  Mortgagor is organized under the laws of Delaware, and its chief executive office is at the address set forth in the first paragraph of this Deed of Trust.  In addition to the recording of this Deed of Trust as described in Section 3.2, the filing of the appropriate financing statement against the name of Mortgagor in the office of the Secretary of State of Mortgagor’s state of organization is the only filing or recording necessary to perfect the security interests purported to be granted hereunder on the Personalty, Fixtures, Leases, Rents, Property Agreements, Tax Refunds, Proceeds, Insurance, Condemnation Awards, and all other Mortgaged Property which is personal property to the extent that the security interest can be perfected under the UCC by filing.  Mortgagor shall execute and deliver to Mortgagee, in form and substance satisfactory to Mortgagee, such financing statements and such further assurances as Mortgagee may, from time to time, reasonably consider necessary to create, perfect and preserve Mortgagee’s security interest hereunder and Mortgagee may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest.

ARTICLE VII
Concerning the Trustee

7.1                                 Certain Rights.  With the approval of Mortgagee, Trustee shall have the right to select, employ and consult with counsel.  Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by it hereunder, believed by it in good faith to be genuine.  Trustee shall be entitled to reimbursement for actual, reasonable expenses incurred by it in the performance of its duties and to reasonable compensation for Trustee’s services hereunder as shall be rendered.  Mortgagor shall, from time to time, pay the compensation due to Trustee hereunder and reimburse Trustee for, and indemnify, defend and save Trustee harmless against, all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for Trustee) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against Trustee in any way relating to or arising out of or in connection with the execution, delivery, performance or administration of this Deed of Trust, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF TRUSTEE; provided that such indemnity shall not be available to Trustee to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of Trustee or (y) result from a claim brought by the Mortgagor or any other Loan Party against an Indemnitee for a breach in bad faith of Trustee’s obligations hereunder or under any other Credit  Document, if the Mortgagor or such other Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

7.2                                 Retention of Money.  All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and Trustee shall be under no liability for interest on any moneys received by Trustee hereunder.

7.3                                 Successor Trustees.  The Trustee may resign in writing addressed to Mortgagee or be removed at any time with or without cause by an instrument in writing duly executed by Mortgagee.  In case of the death, resignation or removal of the Trustee, a successor Trustee may be appointed by Mortgagee by instrument of substitution complying with any applicable requirements of Law, and in the absence of any requirement, without other formality other than an appointment and designation in writing.  The appointment and designation will vest in the named successor Trustee all the estate and title of the Trustee in all of the Mortgaged Property and all of the rights, powers, privileges, immunities and duties hereby conferred upon the Trustee.  All references herein to the Trustee will be deemed to refer to any successor Trustee from time to time acting hereunder.

7.4                                 Perfection of Appointment.  Should any deed, conveyance or instrument of any nature be required from Mortgagor by any successor Trustee to more fully and certainly vest in and confirm to such successor Trustee estates, rights, powers and duties provided for herein, then, upon request by such Trustee, all such deeds, conveyances and instruments shall be made, executed, acknowledged and delivered and shall be caused to be recorded and/or filed by Mortgagor.

7.5                                 Trustee Liability.  Except in the case of Trustee’s gross negligence, willful misconduct, or breach in bad faith of Trustee’s obligations hereunder or any other Loan Document as determined by a court of competent jurisdiction by final and nonappealable judgment, in no event or circumstance shall Trustee or any substitute Trustee hereunder be personally liable under or as a result of this Deed of Trust for any action by Trustee (or any substitute Trustee) in the exercise of the powers hereby granted or otherwise.

ARTICLE VIII
Miscellaneous

8.1                                 Attorney-in-Fact.  Mortgagor hereby irrevocably appoints Mortgagee and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest and with full power of substitution, (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Mortgagee deems appropriate to protect Mortgagee’s interest, if Mortgagor shall fail to do so within ten days after written request by Mortgagee, (b) upon the issuance of a deed pursuant to the foreclosure of this Deed of Trust or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Mortgagee’s security interests and rights in or to any of the Mortgaged Property, and (d) while any Event of Default exists, to perform any obligation of Mortgagor hereunder, however:  (1) Mortgagee shall not under any circumstances be obligated to perform any obligation of Mortgagor; (2) any sums advanced by Mortgagee in such performance shall be added to and included in the Secured Obligations and shall bear interest at the rate or rates at which interest is then computed on the Secured Obligations; (3) Mortgagee, as such attorney-in-fact, shall only be accountable for such funds as are actually received by Mortgagee; and (4) Mortgagee shall not be liable to Mortgagor or any other person or entity for any failure to take any action which it is empowered to take under this Section 8.1.

8.2                                 Advances by Mortgagee.  Each and every covenant of Mortgagor herein contained shall be performed by Mortgagor solely at Mortgagor’s expense.  If Mortgagor fails to perform any of the covenants of whatsoever kind or nature contained in this Deed of Trust, Mortgagee (either by it directly or on its behalf by the Trustee or any receiver appointed hereunder) may, but will not be obligated to perform the same on Mortgagor’s behalf, and Mortgagor hereby agrees to repay the expenses of Mortgagee or the Trustee, including any reasonable attorneys’ fees incurred in connection therewith, on demand plus interest thereon from the date of the advance until reimbursement of Mortgagee or the Trustee at the Default Rate.  In addition, Mortgagor hereby agrees to repay on demand any costs and expenses, including reasonable attorneys’ fees, incurred by Mortgagee or the Trustee and in accordance with the terms of this Deed of Trust, including such costs and expenses, including reasonable attorneys’ fees, incurred pursuant to Section 4.2, Section 4.11, Section 8.2 or Section 8.3 hereof, plus interest on the amounts thereof from time to time remaining unpaid from the date of the advance by Mortgagee or the Trustee until reimbursement of Mortgagee or the Trustee at the Default Rate.  Such amounts will be in addition to any other sum of money which, pursuant to the terms and conditions of the written instruments comprising part of the Secured Obligations, is due and owing.  No such performance by Mortgagee will be deemed to relieve Mortgagor from any default hereunder.

8.3                                 Defense of Claims.  Mortgagor shall promptly notify Mortgagee in writing of the commencement of any legal proceedings affecting Mortgagor’s title to any material portion of the Mortgaged Property, Mortgagee’s Lien on any material portion of the Mortgaged Property, or which, if determined adversely to Mortgagor, could reasonably be expected to result in a Material Adverse Effect, and shall take such action, as may be reasonably necessary to preserve Mortgagor’s title thereto and Mortgagee’s or the Trustee’s Lien therein.  If Mortgagor fails or refuses to so defend Mortgagor’s or Mortgagee’s or the Trustee’s rights to the Mortgaged Property, Mortgagee may, but shall not have obligation to take such action on behalf of and in the name of Mortgagor as Mortgagee may deem reasonably necessary to preserve such interests therein.  Moreover, Mortgagee (either by it directly or on its behalf by the Trustee or any receiver appointed hereunder) may take such independent action in connection therewith as it may deem reasonably necessary, including the right to employ independent counsel and to intervene in any suit affecting Mortgagee’s or the Trustee’s Lien on the Mortgaged Property.  All costs and expenses, including reasonable attorneys’ fees, incurred by Mortgagee or Trustee pursuant to this Section 8.3 shall be included in the Secured Obligations secured by this Deed of Trust and shall be payable no later than 10 Business Days after demand therefor.

8.4                                 Release of Liens; Termination.

(a)                                  Liens granted to or held by Mortgagee or Trustee under this Deed of Trust shall be released as follows: (i) with respect to all such Liens, when the Aggregate Commitments have been fully and finally terminated and all the Secured Obligations have been indefeasibly paid in full (other than contingent indemnification obligations and obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made) and all Letters of Credit have expired or terminated (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the L/C Issuer shall have been made); and (ii) with respect to any Lien on the Mortgaged Property that is Disposed of or to be Disposed of as part of or in connection with any Disposition permitted under the Credit Agreement or under any other Loan Document, at the request and sole expense of the Mortgagor, the Administrative Agent shall promptly execute and deliver to Mortgagor all releases or other documents necessary or desirable for the release of the Lien.

(b)                                 Mortgagor shall be released from its obligations hereunder as follows: when the Aggregate Commitments have been fully and finally terminated and all the Secured Obligations have been indefeasibly paid in full (other than contingent indemnification obligations and obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made) and all Letters of Credit have expired or terminated (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the L/C Issuer shall have been made).

(c)                                  Mortgagee will, at Mortgagor’s expense, promptly execute and deliver such documents and notices and take such other actions as Mortgagor may reasonably request to evidence the release of any Lien or of Mortgagor in accordance with this Section 8.4, which documents and notices shall be binding on Trustee (and his substitutes, successors and assigns) whether or not Trustee shall join in such documents and notices).  Any execution and delivery of termination statements or documents pursuant to this Section 8.4 shall be without recourse to or warranty by Mortgagee or Trustee.  No consent of any Cash Management Bank or Hedge Bank (except in such Person’s capacity as a Lender, if applicable) shall be required for any release of the Mortgaged Property or Mortgagor pursuant to this Section 8.4.

8.5                                 Renewals, Amendments and Other Security.  Without notice or consent of Mortgagor required hereunder, renewals and extensions of the written instruments constituting part or all of the Secured Obligations may be given at any time and amendments may be made to agreements relating to any part of such written instruments or the Mortgaged Property (except for this Deed of Trust).  Mortgagee may take or hold other security for the Secured Obligations without notice to or consent of Mortgagor.  The acceptance of this Deed of Trust by Mortgagee shall not waive or impair any other security Mortgagee may have or hereafter acquire to secure the payment of the Secured Obligations nor shall the taking of any such additional security waive or impair the Lien and security interests herein granted.  The Trustee and Mortgagee may resort first to such other security or any part thereof, or first to the security herein given or any part thereof, or from time to time to either or both, even to the partial or complete abandonment of either security, and such action will not be a waiver of any rights conferred by this Deed of Trust.  This Deed of Trust may not be amended, waived or modified except in a written instrument executed by both Mortgagor and Mortgagee.

8.6                                 Security Agreement, Financing Statement and Fixture Filing.  This Deed of Trust will be deemed to be and may be enforced from time to time as an assignment, chattel mortgage, contract, deed of trust, financing statement, real estate mortgage, or security agreement, and from time to time as any one or more thereof if appropriate under applicable state Law.  AS A FINANCING STATEMENT, THIS DEED OF TRUST IS INTENDED TO COVER ALL OF THE MORTGAGED PROPERTY.  THIS DEED OF TRUST SHALL BE EFFECTIVE AS A FINANCING STATEMENT FILED AS A FIXTURE FILING WITH RESPECT TO FIXTURES INCLUDED WITHIN THE MORTGAGED PROPERTY.  This Deed of Trust shall be filed in the real estate records or other appropriate records of the county or counties in the state in which any part of the Mortgaged Property is located as well as the Uniform Commercial Code records of the Secretary of State or other appropriate office of the state in which any of the Mortgaged Property or Mortgagor is located.  At Mortgagee’s reasonable request, Mortgagor shall deliver financing statements covering the Mortgaged Property and Fixtures, which financing statements may be filed in the Uniform Commercial Code records of the Secretary of State or other appropriate office of the state in which any of the Mortgaged Property or Mortgagor is located or in the county where any of the Mortgaged Property is located.  Furthermore, Mortgagor hereby irrevocably authorizes Mortgagee, at any time and from time to time, to file in any applicable Uniform Commercial Code jurisdiction any financing statement or document and amendments thereto, without the signature of Mortgagor where permitted by Law, in order to perfect or maintain the perfection of any security interest granted under this Deed of Trust.  A photographic, carbon, facsimile or other reproduction of this Deed of Trust shall be sufficient as a financing statement.

8.7                                 Unenforceable or Inapplicable Provisions.  If any term, covenant, condition or provision hereof is invalid, illegal or unenforceable in any respect, the other provisions hereof will remain in full force and effect and will be liberally construed in favor of the Trustee and Mortgagee in order to carry out the provisions hereof.

8.8                                 Rights Cumulative.  Each and every right, power and remedy herein given to the Trustee or Mortgagee will be cumulative and not exclusive, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Trustee or Mortgagee, as the case may be, and the exercise, or the beginning of the exercise, of any such right, power or remedy will not be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power or remedy.  No delay or omission by the Trustee or Mortgagee in the exercise of any right, power or remedy will impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing.

8.9                                 Waiver by Mortgagee.  None of the terms or provisions of this Deed of Trust may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.01 of the Credit Agreement.  No consent of any Cash Management Bank or Hedge Bank (except in such Person’s capacity as a Lender, if applicable) shall be required for any waiver, amendment, supplement or other modification to this Deed of Trust.

8.10                           Terms.  The term “Mortgagor” as used in this Deed of Trust will be construed as singular or plural to correspond with the number of persons executing this Deed of Trust as Mortgagor.  If more than one person executes this Deed of Trust as Mortgagor, his, her, its, or their duties and liabilities under this Deed of Trust will be joint and several.  The terms “Mortgagee” and “Mortgagor” as used in this Deed of Trust include the heirs, executors or administrators, successors, representatives, receiver, trustees and permitted assigns of those parties.  Unless the context otherwise requires, terms used in this Deed of Trust which are defined in the Uniform Commercial Code of Texas are used with the meanings therein defined.

8.11                           Counterparts.  This Deed of Trust may be executed in any number of counterparts, each of which will for all purposes be deemed to be an original and all of which, when taken together, shall constitute one contract.

8.12                           Governing Law.  This Deed of Trust shall be governed by and construed in accordance with federal Law and, to the extent not inconsistent therewith, the Laws of the State of Texas without reference to its conflicts-of-laws principles.

8.13                           Notice.  All notices required or permitted to be given by Mortgagor or Mortgagee or Trustee shall be made in the manner set forth in the Credit Agreement and shall be addressed as follows:

Mortgagor:                                                                                   Global Geophysical Services, Inc.

13927 South Gessner Road

Missouri City, TX 77489

Mortgagee:                                                                                  Bank of America, N.A.
Agency Management
901 Main Street, 14th Floor
Mail Code: TX1-492-14-11
Dallas, TX 75202-3714
Attention: Michelle Diggs
Facsimile: (214) 290-9423

Trustee:                                                                                                    Aaron Roffwarg
711 Louisiana
Suite 2300
Houston, TX 77002

Any notices to be given to the

Trustee shall also be delivered to Mortgagee.

8.14                           Successors and Assigns.

(a)                      This Deed of Trust is binding upon Mortgagor, Mortgagor’s successors and permitted assigns, and shall be binding on and inure to the benefit of each Secured Party, and the provisions hereof shall likewise be covenants running with the land.

(b)                     Subject to clause (d) below, this Deed of Trust shall be transferable, with the same force and effect and to the same extent as the Secured Obligations may be transferable pursuant to and in accordance with the Credit Agreement, it being understood that, upon the transfer or assignment by any Secured Party of any of the Secured Obligations pursuant to and in accordance with the Credit Agreement, the legal holder of such Secured Obligations shall have all of the rights granted to the assigning Secured Party under this Deed of Trust.  Mortgagor specifically agrees that upon any transfer of all or any portion of the Secured Obligations, this Deed of Trust shall secure the existing Secured Obligations of Mortgagor so transferred to the transferee and any and all Secured Obligations to such transferee thereafter arising.

(c)                      Mortgagor hereby recognizes and agrees that the holders of the Secured Obligations (or any of them) may, from time to time, one or more times, transfer all or any portion of the Secured Obligations to one or more third parties, to the extent permitted by and in accordance with the Credit Agreement.  Such transfers may include, but are not limited to, sales of participation interests in such Secured Obligations in favor of one or more third parties, to the extent permitted by and made in accordance with the Credit Agreement.  Upon any transfer of all or any portion of the Secured Obligations in accordance with the Credit Agreement and subject to clause (d) below (but not in the case of any sale of participations), the Mortgagee may transfer and deliver any and/or all of the Mortgaged Property in its possession pursuant hereto to the transferee of such Secured Obligations and such Mortgaged Property shall secure any and all of the Secured Obligations then existing and thereafter arising, and after any such transfer has taken place, the Mortgagee shall be fully discharged from any and all future liability and responsibility to the Mortgagor with respect to such Mortgaged Property so transferred, and the transferee thereafter shall be vested with all the powers, rights and duties of the transferor with respect to such Mortgaged Property.

(d)                                 Notwithstanding anything to the contrary contained herein, including the provisions of clauses (b) and (c) above, when any Cash Management Bank or Hedge Bank assigns or otherwise transfers any interest held by it under any Secured Cash Management Agreement or Secured Hedge Agreement, as applicable, to any other Person pursuant to the terms of such agreement, that other Person shall thereupon become vested with all the benefits held by such Cash Management Bank or Hedge Bank, as applicable, under this Deed of Trust only if such Person is also then a Lender or an Affiliate of a Lender.

8.15                           Article and Section Headings.  The article and section headings in this Deed of Trust are inserted for convenience of reference and shall not be considered a part of this Deed of Trust or used in its interpretation.

8.16                           Usury Not Intended.  It is the intent of Mortgagor and Mortgagee in the execution and performance of this Deed of Trust, the Credit Agreement and the other Loan Documents to contract in strict compliance with applicable usury laws governing the Secured Obligations including such applicable usury laws of the State of Texas and the United States of America as are from time-to-time in effect.  In furtherance thereof, Mortgagee and Mortgagor stipulate and agree that none of the terms and provisions contained in this Deed of Trust, the Credit Agreement or the other Loan Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the maximum non-usurious rate permitted by applicable law and that, in determining whether the interest contracted for, charged, or received by a holder of Loans exceeds the maximum non-usurious rate permitted by applicable law, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Secured Obligations.  In the event that, notwithstanding the foregoing, under any circumstances the aggregate amounts taken, reserved, charged, received or paid on the Secured Obligations, include amounts which by applicable law are deemed interest which would exceed the maximum non-usurious rate permitted by applicable law, then such excess shall be deemed to be a mistake and Mortgagee shall credit the same on the principal of the Secured Obligations (or if the Secured Obligations shall have been paid in full, refund said excess to Mortgagor).

8.17                           Credit Agreement.  To the fullest extent possible, the terms and provisions of the Credit Agreement shall be read together with the terms and provisions of this Deed of Trust so that the terms and provisions of this Deed of Trust do not conflict with the terms and provisions of the Credit Agreement; provided, however, notwithstanding the foregoing, in the event that any of the terms or provisions of this Deed of Trust conflict with any terms or provisions of the Credit Agreement, the terms or provisions of the Credit Agreement shall govern and control for all purposes; provided that the inclusion in this Deed of Trust of terms and provisions supplemental to the rights or remedies in favor of the Mortgagee not addressed in the Credit Agreement shall not be deemed to be a conflict with the Credit Agreement and all such additional terms, provisions, supplemental rights or remedies contained herein shall be given full force and effect.

8.18                           Due Authorization.  Mortgagor hereby represents and warrants to Mortgagee and Trustee that the obligations of Mortgagor under this Deed of Trust are the valid, binding and legally enforceable obligations of Mortgagor, except as enforceability may be limited by Debtor Relief Laws and similar laws affecting creditor’s rights generally or providing relief for debtors and subject to general principles of equity, and that the execution, and delivery of this Deed of Trust by Mortgagor and the performance by Mortgagor of all of the terms and conditions to be observed and performed by it hereunder have been duly and validly authorized by all necessary corporate or equivalent action of Mortgagor, and that Mortgagor has duly executed and delivered this Deed of Trust.

8.19                           No Offsets, Etc.  Mortgagor hereby represents, warrants, and covenants to Mortgagee and Trustee that there are no offsets, counterclaims or defenses at law or in equity against this Deed of Trust or the indebtedness secured hereby.

8.20                           Bankruptcy Limitation.  Notwithstanding anything contained herein to the contrary, it is the intention of Mortgagor, Mortgagee and the holders of the Secured Obligations that the amount of the Secured Obligation secured by Mortgagor’s interests in any of its property shall be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer and other similar law of any governmental authority applicable to Mortgagor.  Accordingly, notwithstanding anything to the contrary contained in this Deed of Trust or in any other agreement or instrument executed in connection with the payment of any of the Secured Obligations, the amount of the Secured Obligations secured by Mortgagor’s interests in any of its property pursuant to this Deed of Trust shall be limited to an aggregate amount equal to the largest amount that would not render Mortgagor’s obligations hereunder or the Liens and security interest granted to Mortgagee hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any other applicable Law.

8.21                           Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable law, Mortgagor shall not assert, and hereby waives, any claim against any Indemnified Party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Deed of Trust, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.  No Indemnified Party above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnified Party through telecommunications, electronic or other information transmission systems in connection with this Deed of Trust or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnified Party as determined by a final and nonappealable judgment of a court of competent jurisdiction.

8.22                           DEFICIENCY JUDGMENT. MORTGAGEE HAS THE RIGHT TO PROCEED TO OBTAIN AND COLLECT DEFICIENCY JUDGMENT, TOGETHER WITH FORECLOSURE OF THE MORTGAGED PROPERTY UNDER APPLICABLE TEXAS LAW.

8.23                           Other Security Documents.  The Mortgaged Property hereunder may be covered by multiple security documents in favor of Mortgagee governed by different laws.  Mortgagee may elect to pursue its rights against the Mortgaged Property under this Deed of Trust or any such security document in any jurisdiction, without waiving Mortgagee’s rights under this Deed of Trust or any other security document.

8.24                           No Oral Agreements.  THIS WRITTEN AGREEMENT AND THE WRITTEN DOCUMENTS RELATED TO THE SECURED OBLIGATIONS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature page follows.]

IN WITNESS WHEREOF, Mortgagor has on the date set forth in the acknowledgement hereto, effective as of the date first above written, caused this instrument to be fully EXECUTED AND DELIVERED by authority duly given.

MORTGAGOR:	GLOBAL GEOPHYSICAL SERVICES, INC.
a Delaware corporation

	By:	/s/ P. Mathew Verghese

Name: P. Mathew Verghese
Title: Senior VP and Chief Financial Officer
STATE OF TEXAS	§
§
COUNTY OF FORT BEND	§

This instrument was executed before me on this 30th day of April, 2010, by P. Mathew Verghese, Senior VP and Chief Financial Officer of Global Geophysical Services, Inc., a Delaware corporation, on behalf of said corporation.

Witness my hand and official seal.

/s/ Traci Ann Cooper

Notary Public

My Commission expires: 02/03/2013

Signature Page to Deed of Trust, Security Agreement, Assignment of Rents and Leases and Fixture Filing

Fort Bend County, Texas

EXHIBIT A

LEGAL DESCRIPTION OF PREMISES LOCATED AT 13927 SOUTH GESSNER ROAD, MISSOURI CITY, TEXAS 77489

FORT BEND COUNTY, TEXAS

All of GLOBAL GEOPHYSICAL INDUSTRIAL PARK, a subdivision of 17.5284 acre, as set forth on map or plat thereof recorded under Slide No. 20060274 of the Plat Records of Fort Bend County, Texas.

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EXHIBIT B

PERMITTED ENCUMBRANCES

1.                                       Restrictive Covenants recorded in/under Slide No. 20060274 of the Plat Records of FORT BEND County, Texas, but omitting any covenant or restriction based on race, color, religion, sex, handicap, familial status, or national origin.

2.                                       Building set back line thirty (30) feet in width along the property lines common with South Gessner Road as shown on plat recorded in Slide No. 20060274 of the Plat Records of Fort Bend County, Texas.

3.                                       Building set back line ten (10) feet in width adjacent to Industrial Drive as shown on the plat recorded in Slide No. 20060274 of the Plat Records of Fort Bend County, Texas.

4.                                       Drainage easement 12.5 feet in width along the most southeasterly property line, as shown on the plat recorded in Slide No. 20060274 of the Plat Records of Fort Bend County, Texas.

5.                                       Drainage easement thirty (30) feet in width along the easterly property line as shown on plat recorded in Slide No. 20060274 of the Plat Records of Fort Bend County, Texas.

6.                                       Utility easement ten (10) feet in width together with an aerial easement eleven (11) feet, six (6) inches wide from a plane sixteen feet above the ground upwards, adjacent thereto, as shown on plat recorded in Slide No. 20060274 of the Plat Records of Fort Bend County, Texas and as affected by Release Of Easement executed by CenterPoint Energy Houston Electric, LLC, et al., recorded under Fort Bend County Clerk’s File No. 2006015765.

7.                                       Utility easement ten (10) feet in width southwest of and adjoining the 30’ drainage easement along the easterly property line, together with an aerial easement eleven (11) feet, six (6) inches wide from a plane sixteen feet above the ground upwards, adjacent thereto, as shown on plat recorded in Slide No. 20060274 of the Plat Records of Fort Bend County, Texas.

8.                                       Utility easement ten (10) feet in width southwest of and adjoining the 30’ drainage easement along the southerly portion of the easterly property line, together with an aerial easement five (5) feet wide from a plane sixteen (16) feet above the ground upwards, adjacent thereto, as shown on plat recorded in Slide No. 20060274 of the Plat Records of Fort Bend County, Texas.

9.                                       Utility easement ten (10) feet in width along the northwesterly property line together with an aerial easement adjoining thereto five (5) feet wide from a plane twenty (20) feet above the ground upward, as shown on plat recorded in Slide No. 20060274 of the Plat Records of Fort Bend County, Texas.

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10.                                 Storm sewer easement thirty (30) feet in width along the southwest property line as shown on plat recorded in Slide No. 20060274 of the Plat Records of Fort Bend County, Texas.

11.                                 Water main easement ten (10) feet in width southeast of and adjacent to the above cited ten (10) foot utility easement as shown on plat recorded in Slide No. 20060274 of the Plat Records of Fort Bend County, Texas and as affected by Abandonment Of Waterline Easement executed by Fort Bend County Water Control And Improvement District No. 2 recorded under Fort Bend County Clerk’s File No. 2006015667.

12.                                 Access easement forty (40) feet in width as shown on plat recorded in Slide No. 20060274 of the Plat Records of Fort Bend County, Texas and as affected by Abandonment Of Waterline Easement executed by Fort Bend County Water Control And Improvement District No. 2 recorded under Fort Bend County Clerk’s File No. 2006015667.

13.                                 Utility easement 14 feet in width along a southwesterly property line as shown on the plat recorded in Slide No. 20060274 of the Plat Records of Fort Bend County, Texas.

14.                                 2/3rds of all oil, gas and other minerals as set out in instrument recorded in Volume 234, Page 622 of the Deed Records of Fort Bend County, Texas.

15.                                 All oil, gas and other minerals as set out in instrument recorded in Volume 553, Page 833 of the Deed Records of Fort Bend County, Texas. Surface rights waived with provisions for drill site designation and surface protection as set out therein.

16.                                 1/6th of all oil, gas and other minerals as set out in instrument recorded in Volume 1096, Page 102 of the Official Records of Fort Bend County, Texas.

17.                                 All of the oil, gas and other minerals as set out in instruments recorded in/under Clerk’s File No. 9406436 and 9481638 of the Real Property Records of Fort Bend County, Texas.

18.                                 The following matters as shown on survey dated February 14, 2006 and last revised on March 28, 2006 by Kenneth A. Gruller, RPLS No. 5476, of Reno & Associates Professional Land Surveying under Drawing No. 45-0419:

a.                                            Easements, or lesser rights, by virtue of traffic, underground cable, and highway signs adjacent to South Gessner Road.

b.                                           Backslope interceptor along the northerly portion of subject property.

19.                                 The following matters as shown on survey dated March 6, 2006 and last revised on March 30, 2006 by Kenneth A. Gruller, RPLS No. 5476, of Reno & Associates Professional Land Surveyors, under Drawing No. 45-0606:

a.                                            Swale/ditch along the southeasterly portion of subject property lying outside the boundaries of the dedicated drainage easement.

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